UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 15, 2020
Mettler Toledo International Inc
(Exact name of registrant as specified in its charter)

Delaware	File No.	001-13595	13-3668641
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1900 Polaris Parkway
Columbus	OH
and Im Langacher, P.O. Box MT-100 CH Greifensee, Switzerland		43240	and 8606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 1-614-438-4511 and +41-44-944-22-11

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mettler-Toledo International Inc. announced on December 15, 2020 that Olivier Filliol, after 13 years as CEO, has chosen to step down and the Board of Directors has approved a CEO transition.

Patrick Kaltenbach, President of the Life Sciences Segment at Becton Dickinson, will join the Company in January 2021 and assume the CEO position from Mr. Filliol on April 1, 2021. Mr. Filliol will remain a member of the Board of Directors, and in addition, he will support the Company in marketing and other organizational matters.

New Agreements.

The Company entered into a new employment agreement with Patrick Kaltenbach, dated December 14, 2020. The agreement is governed by Swiss law. The agreement calls for an annual base salary of CHF 800,000 and a target bonus of CHF 400,000. The actual bonus earned depends on target achievement, pursuant to the regulations of the POBS Plus Incentive Plan for Members of Group Management. As more fully set forth in the attached agreement, Mr. Kaltenbach will: (1) on January 25, 2021, be granted a number of restricted stock units and stock options; and (2) be awarded periodic long-term incentive grants under the Company’s equity incentive plan. The Company bears the cost of contributions to Mettler-Toledo Fonds (a type of Swiss pension plan), as well as the cost of accident and disability insurance and life insurance.

The agreement may be terminated by either party on 12 months’ notice with effect as of the end of a calendar month. Mr. Kaltenbach may not compete with the Company for a period of 12 months after termination. Mr. Kaltenbach is required to hold Company shares with a market value of USD 750,000 as from January 25, 2022, of USD 1.5 million as from January 25, 2023, of USD 2.5 million as from January 25, 2024, of USD 4 million as from January 25, 2025, and of USD 5.5 million as from January 25, 2026. Mr. Kaltenbach shall not serve on any third party board of directors until the second anniversary of his start date.

The Company entered into an amendment agreement with Olivier Filliol, dated December 14, 2020. The amendment agreement provides, among other things, that Mr. Filliol has chosen to step down as CEO effective March 31, 2021. Mr. Filliol will remain a member of the Board of Directors, and in addition, he will support the Company in marketing and other organizational matters. He will be paid in line with the compensation otherwise paid to non-executive directors without committee membership, and his long-term incentives will vest as more fully set forth in the attached agreement.

The description of the agreements are qualified by reference to the full text of the agreements, which are attached to this report as Exhibits 10.1 and 10.2.

In addition, a copy of the press release issued by the Company on December 15, 2020 announcing the CEO transition is furnished hereto as Exhibit 99.1 to this report.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release regarding CEO transition, dated December 15, 2020, issued by Mettler-Toledo International Inc.

10.1	Employment Agreement between Mettler-Toledo International Inc. and Patrick Kaltenbach, dated December 14, 2020

10.2	Amendment Agreement between Mettler-Toledo International Inc. and Oliver Filliol, dated December 14, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)* *Submitted electronically with this Report in accordance with the provisions of Regulation S-T.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.

Date: December 15, 2020	By:	/s/ Michelle Roe

Michelle Roe
General Counsel